UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13 2004

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

     In this Current Report on Form 8-K (Form 8-K), “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

Section 8-Other Events

Item 8.01 Other Events

     Liberty Electric Power, LLC (Liberty), one of our indirect subsidiaries, owns a 530 MW combined cycle gas fired power generation facility (the Liberty generating station). Liberty is a borrower under a non-recourse credit agreement entered into to finance the construction of the Liberty generating station. Liberty’s obligations under its credit agreement, which are secured solely by the assets of Liberty, are non-recourse to Reliant Energy and its affiliates (other than Liberty). As we have previously disclosed, Liberty has been in default under its credit agreement since July 2003.

     As previously disclosed in our Form 10-Q for the period ended September 30, 2004, in October 2004, we agreed on the principal terms and conditions for a transfer of our interest in Liberty and its immediate parent corporation, including its non-recourse debt, to Liberty’s lenders. We are continuing to work toward the execution of the definitive agreements; although there is no assurance that we will complete this transaction. If we are unable to conclude our agreement, we intend to pursue alternative strategies to divest our controlling interest in Liberty. If we fail to divest our controlling interest in Liberty and are otherwise unable to ameliorate the default or the effects of the default by March 15, 2005, it could cause a default under certain of our debt instruments, which could have a material adverse effect on our business.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC. (Registrant)
Date: December 13, 2004	By:	/s/ Michael L. Jines
Michael L. Jines
Senior Vice President, General Counsel and Corporate Secretary